Exhibit 10.2

JPMorgan Chase Bank
Global Derivative Operations
4 Metrotech Center, 17th Floor
Brooklyn, New York 11245

                         Interest Rate Swap Confirmation


     To : Maverick Tube Corporation 16401 Swingley Ridge Road Suite 700 Chesterfield, MO 63017 Attn : Pam Boone Tel : 636 733 1600 Fax : 636 733 1671 Date : 24 March 2003 Re : Transaction Reference No. 0000353300 / 64715094

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date below. It constitutes a "Confirmation" as referred to in the ISDA Master Agreement described below.

     The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that
(i) it is duly authorized to enter into the Transaction to which this Confirmation relates and to perform its obligations hereunder and (ii) the person executing this Confirmation is duly authorized to execute and deliver it.


1. This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts to promptly negotiate, execute, and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form"), with such modifications as you and we will in good faith agree. Upon the execution by you and we of such an agreement, this Confirmation will supplement, form a part of, and be subject to, that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until you and we execute that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between you and we (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if you and we had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law and United States Dollars as the Termination Currency) on the Trade Date of the first such Transaction between you and we. In the event of any inconsistency between provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties to this Transaction are JPMorgan Chase Bank("JPMorgan") and Maverick Tube Corporation (the "Counterparty").

2. The terms of the particular Transaction to which this Confirmation relates are as follows

       Notional Amount:    USD 50,000,000.00

       Trade Date:                  18 March 2003

       Effective Date:              21 March 2003

       Termination Date:            21 March 2005, subject to adjustment in
                                    accordance with the Modified Following
                                    Business Day Convention.

       Fixed Amounts:

       Fixed Rate Payer:   Counterparty

       Fixed Rate Payer
       Payment Dates: 21 June, 21 September, 21 December, 21 March of each year commencing with 21 June 2003 and ending with, and including, the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

       Fixed Rate:                  2.240000 percent

       Fixed Rate
       Day Count Fraction:          Actual/360

       Business Days :     London, New York

       Floating Amounts:

       Floating Rate Payer: JPMorgan

       Floating Rate Payer
       Payment Dates: 21 June, 21 September, 21 December, 21 March of each year commencing with 21 June 2003 and ending with, and including, the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

       Floating Rate for initial
       Calculation Period:          1.286250 percent

                     Floating Rate Option: USD - LIBOR - BBA

       Spread:                      None

       Designated Maturity:         3 Months

       Reset Dates:                 The first day of each Calculation Period.

       Compounding:                 Not Applicable

       Floating Rate
       Day Count Fraction:          Actual/360

       Business Days :     London, New York

       Calculation Agent:  JPMorgan

3.   Account Details

Payments to JPMorgan:
JPMORGAN CHASE BANK, NEW YORK, FAVOR:JPMORGAN CHASE BANK, NY, A/C# 900-900-1364

Payments to Counterparty:
                  To be Advised

4. Office, address and telephone number for Notices in connection with this Transaction

(a) Counterparty:          Maverick Tube Corporation
                           16401 Swingley Ridge Road
                           Suite 700
                           Chesterfield, MO 63017

(b) JPMorgan: its head Office in
                           New York c/o Global Derivative Operations
                           4 Metrotech Center, 17th Floor
                           Brooklyn, New York 11245

5.   Documents to be Delivered

i) Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.

ii) ii) In connection with the agreement to be executed by the parties referred to in part 1hereof, Counterparty agrees to deliver to JPMorgan an opinion of counsel in form and substance satisfactory to JPMorgan.

6.   Governing Law

The laws of the State of New York, provided, however, that upon execution of the agreement referred to in part 1 hereof, this Confirmation shall be governed by the law governing such agreement.

7.   Relationship Between Parties

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independentdecisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

                                                     Yours sincerely,

                                                     JPMORGAN CHASE BANK
                                                     By:/s/ Deborah Hooper
                                                     Name: Deborah Hooper
                                                     Title: Vice President

Confirmed as of the date first above written:

Maverick Tube Corporation
By: /s/ Pam Boone
Name: Pam Boone
Title: CFO
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